UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: August 31, 2018

ROSEHILL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300

Houston, Texas, 77084

(Address of principal executive offices)

Registrant’s telephone number, including area code (281) 675-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 2, 2018, J. A. (Alan) Townsend, President and Chief Executive Officer of Rosehill Resources Inc. (the “Company”), informed the Board of Directors (the “Board”) of his intent to retire from his position as President and Chief Executive Officer and as a director of the Company. On August 31, 2018, Mr. Townsend and the Company agreed that the effective date of his resignation will be September 4, 2018. Mr. Townsend has served as President and Chief Executive Officer and as a director of the Company since April 27, 2017.

While the Company continues to conduct a search to identify a President and Chief Executive Officer candidate to serve as Mr. Townsend’s successor, effective September 4, 2018, the Board appointed the Chairman of the Board, Gary C. Hanna, to serve as the Company’s interim President and Chief Executive Officer until the Company identifies a permanent replacement. Mr. Hanna will continue to serve as the Chairman of the Board during his service as interim President and Chief Executive Officer. No determination has been made as to any compensation arrangements with respect to Mr. Hanna’s service as interim President and Chief Executive Officer. Mr. Hanna has served as the Chairman of the Board since September 2015. Mr. Hanna has over 30 years of executive experience in the energy exploration and production and service sectors, with a primary focus in the mid-continent U.S. and Gulf of Mexico regions. Between September 2015 and April 2017, Mr. Hanna also served as our Chief Executive Officer. Between June 2015 and September 2015, Mr. Hanna evaluated various investment and employment opportunities. Mr. Hanna was a consultant for Energy XXI Gulf Coast, Inc. from June 2014 to June 2015. From 2009 until June 2014, Mr. Hanna served as the Chief Executive Officer of EPL Oil & Gas, Inc., or EPL, a publicly-traded company that was acquired by Energy XXI in June 2014 for $2.3 billion, and was elected as a director of EPL in June 2010 and Chairman in 2013. From 2008 to 2009, Mr. Hanna served as President and Chief Executive Officer of Admiral Energy Services, a start-up company focused on the development of offshore energy services. From 1999 to 2007, Mr. Hanna served in various capacities at Tetra Technologies, Inc., an international oil and gas services production company, including serving as Senior Vice President from 2002 to 2007. Mr. Hanna also served as President and Chief Executive Officer of Tetra’s affiliate, Maritech Resources, Inc., and as President of Tetra Applied Technologies, Inc., another Tetra affiliate. From 1996 to 1998, Mr. Hanna served as the President and Chief Executive Officer of Gulfport Energy Corporation, a public oil and gas exploration company. From 1995 to 1998, he also served as the Chief Operations Officer for DLB Oil& Gas, Inc., a mid-continent exploration public company. From 1982 to 1995, Mr. Hanna served as President and Chief Executive Officer of Hanna Oil Properties, Inc., a company engaged in oil services and the development of mid-continent oil and gas prospects. Since November 2015, Mr. Hanna has served as a member of the boards of directors of Hercules Offshore, Inc. and Aspire Holdings Corp. Mr. Hanna is currently the chairman of the board of directors of Energy XXI Gulf Coast, Inc., a position he has held since April 2018. Mr. Hanna holds a B.B.A. in Economics from the University of Oklahoma.

There is no arrangement or understanding pursuant to which Mr. Hanna was selected as interim President and Chief Executive Officer. Mr. Hanna is a member of our former sponsor, KLR Energy Sponsor, LLC.

Item 7.01—Regulation FD Disclosure

On September 4, 2018, the Company issued a press release announcing Mr. Townsend’s retirement and the appointment of Mr. Hanna as interim President and Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued on September 4, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2018

ROSEHILL RESOURCES INC.

By:	/s/ R. Craig Owen
Name:	R. Craig Owen
Title:	Chief Financial Officer